EXHIBIT 23.3

CONSENT OF BRUCE E. WALDMAN

I consent to the incorporation by reference in the within Registration Statement on Form S-8 of Private Media Group, Inc. of my report dated March 10, 2004, with respect to the financial statements of Private North America Ltd. at December 31, 2003 and for the years ended December 31, 2003, 2002, and December 31, 2001, which report is included in its Annual Report (Form 10-K) for the fiscal year ended December 31, 2003.

Sherman	Oaks, California

January	24, 2005

/s/ Bruce E. Waldman, C.P.A.

BruceE. Waldman, C.P.A.